                                                                    Exhibit 99.3

                              DISCREET LOGIC INC.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

   (Adjusted to reflect a two-for-one share split effective October 16, 1995)

   1.  Purpose.  This Non-Qualified Stock Option Plan, to be known as the 1995
       -------
Non-Employee Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of Discreet Logic Inc. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

   2.  Available Shares.  The total number of Common Shares, without par value,
       ----------------
of the Company (the "Common Shares") for which options may be granted under this Plan shall not exceed 200,000 shares, subject to adjustment in accordance with paragraph 11 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

   3.  Administration.  This Plan shall be administered by the Board or by a
       --------------
committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

   4.  Automatic Grant of Options.  Subject to the availability of shares under
       --------------------------
this Plan, (a) each person who is or becomes a member of the Board and who is not an employee, officer or direct or indirect owner of 5% or more of the outstanding Common Shares of the Company (a "Non-Employee Director") shall be automatically granted on the date such person is first elected to the Board (such date being referred to herein as the "Grant Date"), without further action by the Board, an option to purchase 20,000 Common Shares; and each person receiving an option pursuant to clause (a) hereof, who is a Non-Employee Director on the fifth anniversary of the date such person was first elected to the Board, during the term of this Plan, shall be automatically granted on each such date an option to purchase 15,000 Common Shares, provided that such person has continuously served as a Non-Employee Director during such 5-year period. The options to be granted under this paragraph 4 shall be the only options ever
to be granted at any time to such member under this Plan.   Notwithstanding
anything to the contrary set forth herein, if this Plan is not approved by a majority of the Company's Stockholders present, or represented, and entitled to vote at the first meeting of Stockholders of the Company (or written consent in lieu thereof) following March 27, 1995 (the "Approval Date"), then the Plan and the options granted pursuant to this Section 4 shall terminate and become void, and no further options shall be granted under this Plan.

   5.  Option Price.  The purchase price of the Shares covered by an option
       ------------
granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Shares are publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Shares on the principal national securities exchange on which the Common Shares are traded, if the Common Shares are then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Shares on the Nasdaq Stock Market List, if the Common Shares are not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Shares are not reported on the Nasdaq Stock Market List. The "fair market value" of the Shares issuable upon exercise of an option granted pursuant to the Plan within 120 days prior to the time the Company's Common Shares are publicly traded shall be deemed to be equal to the initial per-share purchase price at which the Company's Common Shares are offered to the public. However, if the Common Shares are not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Shares as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm's length.

   6.  Period of Option.  Unless sooner terminated in accordance with the
       ----------------
provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

   7.  (a)  Vesting of Shares and Non-Transferability of Options.  Options
            ----------------------------------------------------
granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable, in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date:

Percentage of Option
Shares for which
Option Will be Exercisable           Date of Vesting
---------------------------          ---------------

       33 1/3%                       Immediately

       66 2/3%                       One year from the date of grant

       100%                          Two years from the date of grant

   The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

       (b) Non-transferability.  Any option granted pursuant to this Plan shall
           -------------------
not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

   8.  Termination of Option Rights.
       ----------------------------

       (a) Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

       (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

   9.  Exercise of Option.  Subject to the terms and conditions of this Plan and
       ------------------
the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Discreet Logic Inc., at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in dollars in cash or by check, (b) in whole or in part in Common Shares of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Shares acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a Stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

   10. Adjustments Upon Changes in Capitalization and Other Events.  Upon the
       -----------------------------------------------------------
occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

       (a) Stock Dividends and Shares Splits.  If the Common Shares shall be
           ---------------------------------
   subdivided or combined into a greater or smaller number of shares or if the Company shall issue any Common Shares as a stock dividend on its outstanding Common Shares, the number of Common Shares deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

       (b) Recapitalization Adjustments.  If the Company is to be consolidated
           ----------------------------
   with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under this plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full thirty (30) days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

       (c) Issuances of Securities.  Except as expressly provided herein, no
           -----------------------
   issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

       (d) Adjustments.  Upon the happening of any of the foregoing events, the
           -----------
   class and aggregate number of shares set forth in paragraph 2 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

   11. Restrictions on Issuance of Shares.  Notwithstanding the provisions of
       ----------------------------------
paragraphs 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

        (i) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

        (ii) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Shares are then listed.

   12. Legend on Certificates.  The certificates representing shares issued
       ----------------------
pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

   13. Representation of Optionee.  If requested by the Company, the optionee
       --------------------------
shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

   14. Option Agreement.  Each option granted under the provisions of this Plan
       ----------------
shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

   15. Termination and Amendment of Plan.  Options may no longer be granted
       ---------------------------------
under this Plan after March 27, 2005, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not,
                               --------  -------
without approval by the affirmative vote of the holders of a majority of the Common Shares present in person or by proxy and entitled to vote at a meeting,
(a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan, (d) change the provisions of this Plan regarding the termination of the options or the times when they may be exercised, (e) change the designation of the class of persons eligible to receive options, or otherwise change paragraph 4, or (f) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and provided further that the provisions of this Plan specified in
               -------- -------
Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

   16. Withholding of Income Taxes.  Upon the exercise of an option, the
       ---------------------------
Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

   17. Compliance with Regulations.  It is the Company's intent that the Plan
       ---------------------------
comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

   18. Governing Law.  The validity and construction of this Plan and the
       -------------
instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Date Approved by Board of Directors of the Company:  March 27, 1995

Date Approved by Stockholders of the Company:  April 21, 1995

                              DISCREET LOGIC INC.
                     Non-Qualified Stock Option Agreement
                          for Non-Employee Directors
                          --------------------------



     Discreet Logic Inc., a Quebec corporation (the "Company"), hereby grants as of ______________, 199__ (the "date of grant") to ________________ (the
"Optionee") an option to purchase a maximum of _______ Common Shares, without par value (the "Option Shares"), at the price of $________ per share, on the following terms and conditions:

     1. Grant Under 1995 Non-Employee Director Stock Option Plan. This option is
        --------------------------------------------------------
granted pursuant to and is governed by the Company's 1995 Non-Employee Director Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the meanings assigned to them in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on the date hereof. In the event of any conflict between this Agreement and the provisions of the Plan, the Plan shall govern.

     2. Grant as Non-Qualified Option; Other Options. This option is intended to
        --------------------------------------------
be a non-qualified option (rather than an incentive stock option) granted pursuant to Paragraph 4 of the Plan, and the Board of Directors of the Company (the "Board") intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

     3.        Exercise of Option if Service as a Director Continues.  Unless
               -----------------------------------------------------
sooner terminated pursuant to Paragraph 4 hereof, this option shall vest in the Optionee and thus become exercisable as follows, provided that the Optionee has continuously served as a member of the Board through such vesting date. This option shall expire on the date which is ten (10) years from the date of grant.



 Percentage of Option Shares for which Option                    Date of Vesting
       will be Exercisable (cumulative)                          ---------------
----------------------------------------------
          33 1/3 %                                        Immediately upon date of grant
          66 2/3 %                                        One year from date of grant
            100 %                                         Two years from date of grant

4.  Termination of Option Rights.
    ----------------------------

  (a) In the event the Optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of this option shall, to the extent not then vested, immediately terminate and become void. Any portion of this option which is vested but has not been exercised at the time the Optionee so ceases to be a member of the Board may be exercised by the Optionee within 90 days of the date the Optionee ceased to be a member of the Board, and this option shall terminate after such 90 days have expired.

  (b) In the event that the Optionee ceases to be a member of the Board by reason of his or her permanent disability or death, this option shall be immediately and automatically accelerated and become fully vested and the unexercised portion of this option shall be exercisable by the Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     5.  Exercise.  To the extent then exercisable, the Optionee may exercise
         --------
this option in whole or in part at any time and from time to time as provided by the terms of this Agreement and the Plan, except that this option may not be exercised for a fraction of a share. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares.

     6.  Payment of Price.  The option price is payable in United States dollars
         ----------------
and may be paid:  (a) in cash or by check equal in amount to the option price;
(b) in whole or in part in Common Shares of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of Paragraph 5 of the Plan; or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of Option Shares acquired upon exercise of this option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee's direction at the time of exercise.

     7.  Method of Exercising Option.  Subject to the terms and conditions of
         ---------------------------
the Plan and this Agreement, this option may be exercised by written notice to the Company, addressed to the Chief Financial Officer, at the principal executive office of the Company. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing Option Shares acquired upon exercise of this option, shall register the Optionee (or the Optionee's personal representative, heir or legatee if this option is being exercised pursuant to Paragraph 4 hereof) as the owner of the Option Shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the Optionee (or the Optionee's personal representative, heir or legatee if this option is being exercised pursuant to Paragraph 4 hereof) as soon as practicable after payment of the option price in full. In the event this option shall be exercised, pursuant to Paragraph 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     8.  Option Not Transferable.  This option is not transferable or assignable
         -----------------------
except by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the Optionee's lifetime only the Optionee can exercise this option.

     9.  No Obligation to Exercise Option.  The grant and acceptance of this
         --------------------------------
option imposes no obligation on the Optionee to exercise it.

     10.  No Rights as Stockholder until Exercise.  The Optionee shall have no
          ---------------------------------------
rights as a stockholder with respect to any of the Option Shares until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in Paragraph 10 of the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     11.  Capital Changes and Business Successions.  It is the purpose of this
          ----------------------------------------
option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     12.  Withholding Taxes.  The Optionee hereby agrees that the Company may
          -----------------
withhold from the Optionee's remuneration, the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld as determined by the Company in its sole discretion.

     13.  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     14.  Language.  Les parties ont demande que cette convention soit redigee
          --------
en anglais; the parties have requested that this Agreement be written in English.

  IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                    Discreet Logic Inc.
                                    5505, Boulevard St. Laurent
                                    Suite 5200
                                    Montreal, Quebec, CANADA
                                    H2T 1S6



                                    By:
                                       -------------------------------------
                                    Title:
                                         -----------------------------------


                                     _______________________________________
                                     Optionee

                                     _______________________________________
                                     Print Name

                                     _______________________________________
                                     Street Address

                                     _______________________________________
                                     City                  State     Zip Code